EXHIBIT 21.1

                              LEGATO SYSTEMS, INC.
                         SUBSIDIARIES OF THE REGISTRANT




              Legato Systems Pty. Ltd. - Australia

              Legato Systems International, Inc. - Barbados

              Legato Systems s.a./n.v. - Belgium

              Legato Systems (Canada), Inc. - Canada

              LGTO S.A.R.L. - France

              Legato Systems Deutschland GmbH - Germany

              Legato Systems KK - Japan

              Legato Systems - Netherlands

              Legato Systems Inc. - Poland

              Legato System AB - Sweden

              Legato Systems Schweiz GmbH - Switzerland

              Legato Systems UK Ltd. - United Kingdom